UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2025

OCUGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36751	04-3522315
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Great Valley Parkway

Malvern, Pennsylvania 19355

(484) 328-4701

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	OCGN	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On July 29, 2025, the U.S. District Court for the Eastern District of Pennsylvania granted Ocugen, Inc.’s (the “Company”) motion to dismiss, with prejudice, the previously disclosed securities class action lawsuit filed against the Company and certain of its agents (Case No. 2:24-cv-01500). The plaintiffs will have 30 days to appeal the dismissal of the lead plaintiff’s amended complaint. The Company believes that the lawsuit is without merit and will continue to vigorously defend against it if an appeal is filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ocugen, Inc.
Date: July 30, 2025
	By:	/s/ Shankar Musunuri
	Name:	Shankar Musunuri
	Title:	Chairman, Chief Executive Officer, & Co-Founder